UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2025

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2025, VolitionRx Limited (the “Company”) entered into a Capital On DemandTM Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC, acting as sales agent (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, up to an aggregate of $7.5 million of shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), through the Sales Agent. The Sales Agent may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on NYSE American or any other trading market for the Company’s Common Stock, or in privately negotiated transactions.

The issuance and sale of the Shares by the Company under the Sales Agreement, if any, will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-283088) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 18, 2025, and the base prospectus contained within the Registration Statement, and offerings of the Shares will be made only by means of the Company’s prospectus supplement relating to the offering that forms a part of the Registration Statement.

The Company is not obligated to sell any Shares under the Sales Agreement. The Company intends to use the net proceeds from the offering, if any, for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, for the period specified in the placement notices delivered to the Sales Agent by the Company (each, a “Placement Notice”), to sell such Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice. The Sales Agreement will terminate, and the offer and sale of the Shares pursuant to the Sales Agreement will cease, upon the earlier of (a) the issuance and sale of all of the Shares subject to the Sales Agreement, or (b) the termination of the Sales Agreement by the Sales Agent or the Company pursuant to the terms thereof.

The Company has agreed to pay the Sales Agent a commission up to 3.0% of the aggregate gross proceeds of each sale of Shares that occurs pursuant to the Sales Agreement, and has agreed to provide the Sales Agent with customary indemnification and contribution rights, including with respect to certain liabilities under the Securities Act.

The Sales Agreement replaces the Company’s Equity Distribution Agreement with Jefferies LLC (“Jefferies”), dated May 20, 2022 (the “Prior ATM Agreement”), which related to an “at the market” offering of shares of Common Stock having an aggregate offering price of up to $25.0 million (the “Prior Program”).

The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The legal opinion of Stradling Yocca Carlson & Rauth LLP, counsel to the Company, related to the Shares, is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there by any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering the Sales Agreement, the Company delivered written notice to Jefferies indicating that it is terminating the Prior ATM Agreement, effective as of April 20, 2025. The Company filed with the SEC a prospectus supplement, which formed a part of the Registration Statement on Form S-3 (File No. 333-259783), declared effective by the SEC on November 8, 2021, relating to the offering of shares of Common Stock under the Prior Program. In connection with the termination of the Prior ATM Agreement, the Company will not make any additional offers or sales of Common Stock pursuant to the Prior ATM Agreement. Accordingly, the Prior Program has been terminated.

2

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Capital On DemandTM Sales Agreement, dated April 22, 2025, by and between VolitionRx Limited and JonesTrading Institutional Services LLC.
5.1	Legal Opinion of Stradling Yocca Carlson & Rauth LLP
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: April 22, 2025	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

4